UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

Biolase, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

949-361-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Biolase, Inc. (the “Company”) with the Securities and Exchange Commission on August 7, 2014 (the “Initial Filing”) to report Mr. Federico Pignatelli’s resignation as a director of the Company and is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K as Mr. Pignatelli has provided a response to the Initial Filing. The information contained in this Current Report on Form 8-K/A supplements the information contained in Items 5.02 and 9.01 of the Initial Filing. Otherwise, the Initial Filing is hereby incorporated herein in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, the Company received a letter from Mr. Pignatelli setting forth Mr. Pignatelli’s response to the Company’s description of the circumstances of his resignation as a director contained in the Initial Filing. A copy of such letter is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The Company does not agree with many of the statements contained in Mr. Pignatelli’s letter and, as noted in the Initial Filing, has disclosed related background information in the Recent Developments section of the Company’s proxy statement for the 2014 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.3	Letter from Federico Pignatelli to the Board of Directors of Biolase, Inc. dated August 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

Date: August 13, 2014	By:	/s/ Frederick D. Furry
Name: Frederick D. Furry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.3	Letter from Federico Pignatelli to the Board of Directors of Biolase, Inc. dated August 8, 2014

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